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                                  EXHIBIT C


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Sentry Life Insurance Company



We consent to the inclusion in Post Effective Amendment No. 13 to the Registration Statement on Form S-6 of Sentry Variable Life Account I (File No. 2-98441) of our report dated February 10, 1997 on our audit of the financial statements of Sentry Variable Life Account I and our report dated February 14, 1997, on our audits of the statutory financial statements of Sentry Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts".

s/ Coopers & Lybrand L.L.P.


Chicago, IL
April 30, 1997